                                                                   EXHIBIT 4.7.1

                          FIRST AMENDMENT TO INDENTURE

         THIS FIRST AMENDMENT to the Indenture, dated as of March 24, 1997, by and among Key Plastics, Inc., a Michigan corporation, as Issuer (the "Company"), Key Plastics International LLC, a Michigan limited liability company, Key Plastics Automotive LLC, a Michigan limited liability company, Key Plastics Technology, LLC, a Michigan limited liability company, Key Mexico A, LLC, a Michigan limited liability company and Key Mexico B, a Michigan limited liability company, as Guarantors (the "Guarantors") and Marine Midland Bank, as Trustee (the "Trustee") is made as of the 9th day of February, 1998 by and among the Company, the Guarantors and the Trustee.

         Section 9.01 of the Indenture provides, among other things, that the Company and the Guarantors, when authorized by a Board Resolution (such term and all other capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Indenture), and the Trustee may amend the Indenture, without the consent of any Holder of a Senior Subordinated Note, for certain purposes, as set forth therein. This Amendment is being entered into for the purposes set forth in Section 9.01(a), has been duly authorized by the Board of Directors of the Company and each of the Guarantors, and the Trustee has received such other documents as required by Section 9.01 in order to authorize the Trustee to enter into this Amendment.

         Accordingly, the parties hereto hereby agree as follows:

SECTION 1.        AMENDMENTS TO THE INDENTURE

                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

         (a) Section 1.01 of the Indenture is hereby amended by deleting the definition of "Board of Directors" and substituting therefore the following:

         "Board of Directors" means the Board of Directors or Management Committee of the Company, or any authorized committee of the Board of Directors or authorized subcommittee of the Management Committee.

         (b) Section 1.01 of the Indenture is amended by deleting the definition of "Change of Control" and substituting therefore the following:

         "Change of Control" means the occurrence of any of the following: (i) the adoption of a plan relating to the liquidation or dissolution of the Company, (ii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that (a) prior to an Initial Public Offering, any "Person" (as such term is used in Section 13(d)(3) of the Exchange Act), other than the Principals and their Related Parties, (1) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares), (2) becomes a shareholder of the Company with the right to appoint or remove directors of the Company holding 50% or more of the voting rights at meetings of the Board of Directors on all, or substantially all, matters or (3) becomes able to exercise the right to give directions with respect to the operating and financial policies of the Company with which the relevant directors are obligated to comply by reason of (A) provisions contained in the organization documents of the Company, or (B) the existence of any contract permitting such Person to exercise control over the Company, or (b) after an Initial Public Offering, any "Person" (as defined above), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 30% of the total of the Voting Stock of the Company (measured by voting power rather than number of shares), and, the Principals, collectively, are the "beneficial owners" of a lesser percentage of the Voting Stock of the Company than such other "Person" and do not have the right or ability by voting power, contract or otherwise, to elect or designate for election, a majority of the Board of Directors of the Company,
(iii) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors, (iv) the Company consolidates with, or merges with or into, any Person or the Company and its Subsidiaries taken as a whole sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) or (v) the Company and its Subsidiaries taken as a whole sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person pursuant to a transaction in which none of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property.

                                    ARTICLE 5
                                   SUCCESSORS

         (a) Article 5 of the Indenture is hereby amended by deleting Article 5 in its entirety and substituting therefore the following:

Section 5.01.     Merger, Consolidation, or Sale of Assets.

                  The Company shall not consolidate or merge with or into (whether or not the Company is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless (i) the Company is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Senior Subordinated Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; (iv) except in the case of a merger of the Company with or into a Guarantor, the Company or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and
(B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09; and (v) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and such supplemental indenture complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 5.02.     Successor Corporation Substituted.

                  Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Senior Subordinated Notes except in the case of a sale of all of the Company's assets that meets the requirements of
Section 5.01 hereof.

Section 2.        GOVERNING LAW.

         THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS AMENDMENT.

Section 3.        HEADINGS

         The Headings of the Sections of this Amendment have been inserted for convenience of reference only, are not to be considered a part of this Amendment and shall in no way modify or restrict any of the terms or provisions hereof.

Section 4.        COUNTERPART ORIGINALS.

         The parties may sign any number of copies of this Amendment. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 5.        THE TRUSTEE.

         The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Amendment or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the date first written above.

                                  KEY PLASTICS, INC.


                                  By: /s/ Mark J. Abbo
                                     ----------------------------
                                    Name:  Mark J. Abbo
                                    Title:    Treasurer and Assistant Secretary

                                  KEY PLASTICS INTERNATIONAL LLC

                                  By:  Key Plastics, Inc.,


                                  By:  /s/ Mark J. Abbo
                                     ----------------------------
                                    Name:  Mark J. Abbo
                                    Title:    Treasurer and Assistant Secretary

                                  KEY PLASTICS AUTOMOTIVE LLC

                                  By:  Key Plastics, Inc., a Member



                                  By:  /s/ Mark J. Abbo
                                     ---------------------
                                    Name:  Mark J. Abbo
                                    Title:    Treasurer and Assistant Secretary

                                  KEY PLASTICS TECHNOLOGY LLC

                                  By:  Key Plastics, Inc., a Member



                                  By: /s/ Mark J. Abbo
                                     ---------------------
                                    Name:  Mark J. Abbo
                                    Title:    Treasurer and Assistant Secretary

                                  KEY MEXICO A, LLC

                                  By:  Key Plastics, Inc., a Member



                                  By: /s/ Mark J. Abbo
                                     ---------------------
                                    Name:  Mark J. Abbo
                                    Title:    Treasurer and Assistant Secretary

                                  KEY MEXICO B, LLC

                                  By:  Key Plastics, Inc., a Member



                                  By:  /s/ Mark J. Abbo
                                     ---------------------
                                    Name:  Mark J. Abbo
                                    Title:    Treasurer and Assistant Secretary

                                  MARINE MIDLAND BANK, as Trustee



                                  By: /s/ Marcia Markowski
                                     ------------------------
                                    Name:  Marcia Markowski
                                         --------------------
                                    Title: Assistant Vice President
                                          -------------------------